Exhibit 21

                                STERLING BANCORP

                         Subsidiaries of the Registrant

                                                           STATE OR OTHER
                                                           JURISDICTION OF
                                                          INCORPORATION OR
              NAME OF SUBSIDIARY                            ORGANIZATION
              ------------------                         -------------------

Sterling Financial Services Company, Inc.                       New York

Sterling Banking Corporation                                    New York

Sterling Bancorp Trust I                                        Delaware

Sterling Real Estate Abstract Holding Company, Inc.             New York

SBC Abstract Company, LLC                                       New York

Sterling National Bank                                          U.S.A.

  Sterling Factors Corporation                                  New York

  Sterling National Mortgage Company, Inc.                      New York

  Sterling National Servicing, Inc.                             Virginia

  Sterling Holding Company of Virginia, Inc.                    Virginia

     Sterling Real Estate Holding Company, Inc.                 New York

  Sterling Trade Services, Inc.                                 New York

     Sterling National Asia Limited, Hong Kong                  Hong Kong


NOTE: All subsidiaries are 100% owned except for SBC Abstract Company, LLC which is 51% owned.